EXHIBIT 99.1

        MPOWER HOLDING ANNOUNCES FOURTH QUARTER AND YEAR END 2003 RESULTS

ROCHESTER, NY - FEBRUARY 12, 2004 - Mpower Holding Corporation (OTCBB: MPOW), the parent company of Mpower Communications Corp., a leading provider of broadband Internet access and telephone services to business customers, today announced results of its operations for the fourth quarter and year ended
December 31, 2003.

"We are very pleased with the continued progress in our business in the fourth quarter. We reported positive Adjusted EBITDA for the second consecutive quarter as well as record gross margins," stated Mpower Holding Chairman and Chief
Executive Officer Rolla P. Huff.

"Mpower has never been financially and operationally stronger than we are today," continued Huff. "I am also extremely pleased with the significant progress we are making in re-tooling our sales organization to drive organic revenue growth. We have increased quota-carrying headcount by 15% over year-end levels and we expect by the end of next month quota-carrying headcount will increase 40% relative to the beginning of the year."

Mpower reported revenue from continuing operations of $36.9 million for the fourth quarter of 2003, slightly higher than the third quarter of 2003 and 3% below the prior year quarter. For the full-year 2003, Mpower's revenue grew to $148.2 million, a 1% increase over the prior year. Core customer revenue was $32.7 million in the fourth quarter of 2003, flat versus the prior quarter and a 4% improvement over the fourth quarter of 2002. Core customer revenue increased
11% on an annual basis from $116.3 million for the full-year 2002 to $129.6 million for the full-year 2003 and represented 87% of the company's total revenue, more than offsetting the expected decline in switched access revenue.

Gross margin from continuing operations was $20.3 million or 55% of revenue in the fourth quarter of 2003, growing 6% sequentially and 14% higher than the fourth quarter of last year. Full-year 2003 gross margin from continuing operations was $72.7 million or 49% of revenue, an increase of 18% over the prior year.

Selling, general and administrative (SG&A) expenses from continuing operations were $18.6 million for the fourth quarter of 2003, slightly higher than the $18.1 million in SG&A reported in the prior quarter and a 20% improvement over the fourth quarter of 2002. SG&A for the full-year 2003 decreased to $77.4 million versus the prior year.

Adjusted EBITDA in the fourth quarter of 2003 increased to $1.6 million, 66% higher than the previous quarter and $7.0 million higher than the fourth quarter of 2002. The company reported a full-year Adjusted EBITDA loss of $4.7 million in 2003, a 90% improvement over the prior year.

Loss from continuing operations was $2.1 million in the current quarter, a 48% improvement over the fourth quarter of 2002. Mpower reduced its full-year loss from continuing operations by 95% to $19.8 million. The company's loss per share before discontinued operations was $0.01 in the current quarter and $0.27 for the full-year 2003.

For the fourth quarter of 2003, the company's net loss was $0.1 million compared to a $1.2 million net loss in the prior quarter. Mpower reduced its net loss for the full-year by 79%, reporting a net loss of $21.1 million. Net loss per share was $0.00 for the fourth quarter of 2003 and $0.31 for the full-year ended 2003.
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Capital expenditures were $2.0 million in the fourth quarter of 2003 and $7.8 million for the full-year 2003. Mpower ended 2003 with $29.3 million in unrestricted cash, growing its unrestricted cash position 172% over year-end
2002. Although Mpower has a $7.5 million revolving receivables-based line of credit, it was not utilized at year-end.

CONFERENCE CALL TO DISCUSS FOURTH QUARTER AND YEAR-END RESULTS

Mpower will host a conference call to discuss its fourth quarter and year-end
2003 financial and operating results.

DATE:             Thursday, February 12, 2004
TIME:             10:00 a.m. (Eastern time)
DIAL-IN NUMBER:   1-866-769-3706

REPLAY NUMBER:    1-877-519-4471, PIN #4484777
                  From February 12 at 1:00 p.m. through February 19 at 5:00 p.m.
                  Eastern

USE OF NON-GAAP FINANCIAL INFORMATION

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of Mpower's use of a non-GAAP financial measure, Adjusted EBITDA, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is Net (Loss)
Income, and a reconciliation of the two measures. We have presented a reconciliation of the two measures for each of the periods presented above. The non-GAAP measure we utilize (Adjusted EBITDA) provides an enhancement to an overall understanding of our past financial performance and our prospects for the future as well as useful information to investors because of (i) the historical use by Mpower of Adjusted EBITDA as a performance measurement; (ii) the value of Adjusted EBITDA as a measure of performance before gains, losses or other charges considered to be outside the company's core business operating results; and (iii) the use of the Adjusted EBITDA, or a similar term, by almost all companies in the CLEC sector as a measurement of performance. We have excluded from our presentation of Adjusted EBITDA network optimization costs
(which are costs resulting principally from the closure of certain of our markets), stock-based compensation expenses (which are costs related to stock options issued with an exercise price below fair market value), gains on sales of assets, gains or losses on investments, reorganization expenses and gain on discharge of debt, other income because we do not believe that including such items in Adjusted EBITDA provides investors with an appropriate measure of determining Mpower's performance in its core business. Mpower's utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net loss, loss from continuing operations, cash flow and other measures of financial performance prepared in accordance with GAAP. Adjusted
EBITDA is not a GAAP measurement and Mpower's use of it may not be comparable to similarly titled measures employed by other companies in the telecommunications industry.

ABOUT MPOWER HOLDING CORPORATION

Mpower Holding Corporation (OTCBB: MPOW) is the parent company of Mpower
Communications, a facilities-based broadband communications provider offering a full range of data, telephony, Internet access and Web hosting services for small and medium-size business customers. A copy of this press release and further information about the company can be found at www.mpowercom.com.

FORWARD-LOOKING STATEMENTS

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower Holding Corporation cautions investors that certain statements contained in this press release that state management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions.
Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, future sales growth, market acceptance of our product offerings, our ability to secure adequate financing or equity capital to fund our operations and network expansion, our ability to manage growth and maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, changes in technology, price competition and other market conditions and risks detailed from time to time in our Securities and Exchange Commission filings. The company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.
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CONTACTS:

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
Mpower Communications Investor Contact:          Investor Relations Contact:
Gregg Clevenger, Chief Financial Officer         Lester Rosenkrantz, Cameron Associates
Telephone:  585-218-6547                         Telephone: 212-554-5486
Email: invest@mpowercom.com                      Email:  Lester@cameronassoc.com

Mpower Communications Media Contact:
Michele Sadwick, Vice President
Telephone:  585-218-6542
Email:  msadwick@mpowercom.com

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FINANCIAL STATEMENTS

                                                               ---------------------------------------------------------------------
                                                                  MPOWER HOLDING            MPOWER HOLDING           MPOWER HOLDING
BALANCE SHEET (AMOUNTS IN $ THOUSANDS)                          DECEMBER 31, 2003        SEPTEMBER 30, 2003        DECEMBER 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
Current Assets
    Cash & Cash Equivalents                                            $29,307                   $36,629                  $10,773
    Restricted Investments                                                  92                       204                       84
    Accounts Receivable, net                                            14,076                    13,757                   13,923
    Other Receivables                                                    5,039                     8,335                        -
    Assets Held for Sale                                                     -                         -                   20,471
    Prepaid Expenses and Other Current Assets                            4,487                     3,827                    5,814
                                                               ---------------------------------------------------------------------
    Total Current Assets                                                53,001                    62,752                   51,065
Property and Equipment, net                                             33,762                    35,597                   38,497
Long-Term Restricted Investments                                         9,537                     9,561                   13,547
Deferred Financing Costs, net                                                -                        33                       16
Intangibles, net                                                         8,948                    10,094                   13,530
Other Assets                                                             3,781                     5,203                   10,768
TOTAL ASSETS                                                          $109,029                  $123,240                 $127,423
====================================================================================================================================

Current Liabilities
    Current Maturities of Long-Term Debt and Capital Leases               $256                    $1,460                   $4,638
    Line of Credit                                                           -                     3,725                        -
    Accounts Payable                                                    15,754                    18,467                   23,462
    Accrued Sales Tax Payable                                            3,647                     5,745                    5,753
    Accrued Property Taxes Payable                                       2,818                     3,527                    3,030
    Deferred Revenue                                                     4,696                     4,699                    3,183
    Accrued Other Expenses                                              13,406                    17,225                   14,352
                                                               ---------------------------------------------------------------------
    Total Current Liabilities                                           40,577                    54,848                   54,418
Capital Lease Obligations                                                    -                         2                      371
Long-Term Deferred Revenue                                               2,211                     2,064                    1,497
                                                               ---------------------------------------------------------------------
    Total Liabilities                                                   42,788                    56,914                   56,286
Common stock                                                                78                        78                       65
Additional Paid-in Capital                                             103,735                   103,769                   87,511
Accumulated Deficit                                                    (37,572)                  (37,521)                 (16,439)
                                                               ---------------------------------------------------------------------
    Total Stockholders' Equity                                          66,241                    66,326                   71,137
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $109,029                  $123,240                 $127,423
====================================================================================================================================

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                                                                    REORGANIZED             REORGANIZED              REORGANIZED
                                                                   MPOWER HOLDING          MPOWER HOLDING           MPOWER HOLDING
STATEMENT OF OPERATIONS (amounts in $ thousands,                 THREE MONTHS ENDED      THREE MONTHS ENDED       THREE MONTHS ENDED
     except share and per share amounts)                         DECEMBER 31, 2003       SEPTEMBER 30, 2003        DECEMBER 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
    Core Customer                                                      $32,655                  $32,708                 $31,311
    Switched Access                                                      4,224                    4,089                   6,642
                                                               ---------------------------------------------------------------------
    Total Operating Revenues                                            36,879                   36,797                  37,953

Operating Expenses:
    Cost of Operating Revenues                                          16,627                   17,737                  20,131
    Selling, General and Administrative                                 18,635                   18,084                  23,271
    Reorganization Expense                                                   -                        -                       -
    Stock-Based Compensation Expense                                        41                       43                      57
    Network Optimization Cost                                                -                     (954)                 (6,390)
    Gain on Sale of Assets, net                                           (267)                    (185)                    (16)
    Depreciation and Amortization                                        3,961                    4,121                   4,998
                                                               ---------------------------------------------------------------------
    Total Operating Expenses                                            38,997                   38,846                  42,051

Loss from Continuing Operations                                         (2,118)                  (2,049)                 (4,098)

(Loss) Gain on Sale of Investments, net                                      -                        -                    (489)
Gain (Loss) on Discharge of Debt                                             -                        -                  35,030
Other income                                                             1,427                        -                       -
Interest Income                                                             63                       40                     371
Interest Expense                                                          (101)                    (102)                 (1,315)
                                                               ---------------------------------------------------------------------
(Loss) Income before Discontinued Operations                              (729)                  (2,111)                 29,499

Income (Loss) from Discontinued Operations                                 678                      922                 (29,117)
                                                               ---------------------------------------------------------------------
Net (Loss) Income                                                          (51)                  (1,189)                    382
Accrued Preferred Stock Dividends                                            -                        -                       -
                                                               ---------------------------------------------------------------------
Net (Loss) Income Applicable to Common Stockholders                       ($51)                 ($1,189)                   $382

Basic Weighted Average Shares Outstanding                           78,213,486               65,762,792              64,999,025
Diluted Weighted Average Shares Outstanding                         78,213,486               65,762,792              65,365,420

Basic and Diluted (Loss) Income per Share Applicable to
    Common Stockholders:

(Loss) Income before Discontinued Operations                            ($0.01)                  ($0.03)                  $0.45
Income (Loss) from Discontinued Operations                               $0.01                    $0.01                  ($0.44)
Net (Loss) Income                                                       ($0.00)                  ($0.02)                  $0.01

Gross Margin                                                           $20,252                  $19,060                 $17,822
    Gross Margin (% of Revenue)                                          54.9%                    51.8%                   47.0%

Adjusted EBITDA                                                         $1,617                     $976                 ($5,449)
    Adjusted EBITDA (% of Revenue)                                         4.4%                     2.7%                  -14.4%

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                                                                    REORGANIZED              REORGANIZED             PREDECESSOR
                                                                   MPOWER HOLDING           MPOWER HOLDING          MPOWER HOLDING
STATEMENT OF OPERATIONS (amounts in $ thousands,                 FOR THE YEAR ENDED        JULY 31, 2002 TO       JANUARY 1, 2002 TO
     except share and per share amounts)                         DECEMBER 31, 2003        DECEMBER 31, 2002         JULY 30, 2002
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
Operating Revenues:
    Core Customer                                                     $129,563                  $51,622                 $64,714
    Switched Access                                                     18,609                   11,193                  18,575
                                                               ---------------------------------------------------------------------
    Total Operating Revenues                                           148,172                   62,815                  83,289

Operating Expenses:
    Cost of Operating Revenues                                          75,445                   33,414                  51,320
    Selling, General and Administrative                                 77,434                   42,779                  65,627
    Reorganization Expense                                                   -                        -                 266,383
    Stock-Based Compensation Expense                                       175                      276                     442
    Network Optimization Cost                                             (954)                  (6,390)                 19,000
    Gain on Sale of Assets, net                                           (534)                     (90)                    (91)
    Depreciation and Amortization                                       16,369                    7,987                  28,620
                                                               ---------------------------------------------------------------------
    Total Operating Expenses                                           167,935                   77,976                 431,301

Loss from Continuing Operations                                        (19,763)                 (15,161)               (348,012)

(Loss) Gain on Sale of Investments, net                                      -                     (539)                  4,326
Gain (Loss) on Discharge of Debt                                          (102)                  35,030                 315,310
Other income                                                             1,427                        -                       -
Interest Income                                                            199                      963                   3,237
Interest Expense                                                          (526)                  (2,539)                (18,065)
                                                               ---------------------------------------------------------------------
(Loss) Income before Discontinued Operations                           (18,765)                  17,754                 (43,204)

Income (Loss) from Discontinued Operations                              (2,368)                 (34,193)                (34,765)
                                                               ---------------------------------------------------------------------
Net (Loss) Income                                                      (21,133)                 (16,439)                (77,969)
Accrued Preferred Stock Dividends                                            -                        -                  (3,974)
                                                               ---------------------------------------------------------------------
Net (Loss) Income Applicable to Common Stockholders                   ($21,133)                ($16,439)               ($81,943)

Basic Weighted Average Shares Outstanding                           68,515,811               64,999,025              59,461,374
Diluted Weighted Average Shares Outstanding                         68,515,811               65,247,708              59,461,374

Basic and Diluted (Loss) Income per Share Applicable to
    Common Stockholders:

(Loss) Income before Discontinued Operations                            ($0.27)                   $0.27                  ($0.79)
Income (Loss) from Discontinued Operations                              ($0.04)                  ($0.52)                 ($0.59)
Net (Loss) Income                                                       ($0.31)                  ($0.25)                 ($1.38)

Gross Margin                                                           $72,727                  $29,401                 $31,969
    Gross Margin (% of Revenue)                                          49.1%                    46.8%                   38.4%

Adjusted EBITDA                                                        ($4,707)                ($13,378)               ($33,658)
    Adjusted EBITDA (% of Revenue)                                       -3.2%                   -21.3%                  -40.4%


RECONCILIATION TO GAAP (amounts in $ thousands)                  December 31, 2003         September 30, 2003      December 31, 2002
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
Adjusted EBITDA                                                         $1,617                     $976                 ($5,449)
Depreciation and Amortization                                           (3,961)                  (4,121)                 (4,998)
Reorganization Expense                                                       -                        -                       -
Network Optimization Cost                                                    -                      954                   6,390
Gain on Sale of Assets, net                                                267                      185                      16
Stock-Based Compensation Expense                                           (41)                     (43)                    (57)
                                                                 -------------------------------------------------------------------
Loss from Continuing Operations                                         (2,118)                  (2,049)                 (4,098)
(Loss) Gain on Sale of Investments, net                                      -                        -                    (489)
Gain (Loss) on Discharge of Debt                                             -                        -                  35,030
Other income                                                             1,427                        -                       -
Interest Income                                                             63                       40                     371
Interest Expense                                                          (101)                    (102)                 (1,315)
                                                                 -------------------------------------------------------------------
(Loss) Income before Discontinued Operations                              (729)                  (2,111)                 29,499
Income (Loss) from Discontinued Operations                                 678                      922                 (29,117)
                                                                 -------------------------------------------------------------------
Net (Loss) Income (GAAP)                                                  ($51)                 ($1,189)                   $382

                                                                                          JULY 31, 2002 TO        JANUARY 1, 2002 TO
RECONCILIATION TO GAAP (amounts in $ thousands)                  DECEMBER 31, 2003        DECEMBER 31, 2002          JULY 30, 2002
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
Adjusted EBITDA                                                        ($4,707)                ($13,378)               ($33,658)
Depreciation and Amortization                                          (16,369)                  (7,987)                (28,620)
Reorganization Expense                                                       -                        -                (266,383)
Network Optimization Cost                                                  954                    6,390                 (19,000)
Gain on Sale of Assets, net                                                534                       90                      91
Stock-Based Compensation Expense                                          (175)                    (276)                   (442)
                                                                 -------------------------------------------------------------------
Loss from Continuing Operations                                        (19,763)                 (15,161)               (348,012)
(Loss) Gain on Sale of Investments, net                                      -                     (539)                  4,326
Gain (Loss) on Discharge of Debt                                          (102)                  35,030                 315,310
Other income                                                             1,427                        -                       -
Interest Income                                                            199                      963                   3,237
Interest Expense                                                          (526)                  (2,539)                (18,065)
                                                                 -------------------------------------------------------------------
(Loss) Income before Discontinued Operations                           (18,765)                  17,754                 (43,204)
Income (Loss) from Discontinued Operations                              (2,368)                 (34,193)                (34,765)
                                                                 -------------------------------------------------------------------
Net (Loss) Income (GAAP)                                              ($21,133)                ($16,439)               ($77,969)